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                                                                    Exhibit 23.4

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     The undersigned, Patricia E. Mitchell, as a person named in the Registration Statement on Form S-1 (File No. 333-44251), and in Amendment No. 1 thereto, as about to become a director of the Registrant, and who did not execute the Registration Statement or Amendment No. 1, hereby consents to the references and descriptions relating to her set out therein.

March 5, 1998

                                         /s/ Patricia E. Mitchell
                                         -----------------------------------
                                         Patricia E. Mitchell